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                                                                     EXHIBIT 1.2
                              ASSUMPTION AGREEMENT

          Keystone Automotive Operations, Inc. ("Keystone"), as of the date hereof, hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of the "Company" under the Purchase Agreement (the "Purchase Agreement") dated October 23, 2003 among Keystone Merger Sub, Inc. and Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers, including without limitation, the indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the "Company" shall hereafter refer to Keystone and its respective successors.

          Each of Keystone Automotive Operations Of Canada, Inc., Keystone Automotive Operations Midwest, Inc., Key Comp, Inc., A&A Auto Parts Stores, Inc., Keystone Automotive Distributors, Inc., American Specialty Equipment Corp., Kao Management Services, Inc., Keystone Marketing Services, Inc. and Driverfx.Com, Inc. (the "Assuming Guarantors"), as of the date hereof, hereby makes the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities, of a "Guarantor" under the Purchase Agreement, including without limitation, any indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the "Guarantors" shall hereafter refer to each of the Assuming Guarantors and their respective successors.


                            [Signature Page Follows]

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     IN WITNESS WHEREOF, each of the undersigned executed and delivered this
Assumption Agreement as of October 30, 2003.


                                        KEYSTONE AUTOMOTIVE OPERATIONS, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: President


                                        KEYSTONE AUTOMOTIVE OPERATIONS OF
                                         CANADA, INC.
                                        KEYSTONE AUTOMOTIVE OPERATIONS
                                         MIDWEST, INC.
                                        KEY COMP, INC.
                                        A&A AUTO PARTS STORES, INC.
                                        KEYSTONE AUTOMOTIVE DISTRIBUTORS, INC.
                                        AMERICAN SPECIALTY EQUIPMENT CORP.
                                        KAO MANAGEMENT SERVICES, INC.
                                        KEYSTONE MARKETING SERVICES, INC.
                                        DRIVERFX.COM, INC.


                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name: Bryant Bynum
                                            Title: Treasurer


                 [Keystone and Guarantors Assumption Agreement]

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